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                                                                   EXHIBIT 10.21


     FEDERAL HOME LOAN BANK
     of SAN FRANCISCO                            ADVANCES AND SECURITY AGREEMENT

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This Advances and Security Agreement ("Agreement") is made as of January 29,
1996, between the Federal Home Loan Bank of San Francisco (Bank,) and Pan American Bank, FSB ("Member"), which has its principal office at San Mateo, California.

WHEREAS, the Member desires from time to time to apply for extensions of credit from the Bank in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Bank requires that all existing indebtedness of the Member to the Bank and all extensions of credit by the Bank to the Member pursuant to this Agreement be secured pursuant to this Agreement, and the Member is willing to provide such security:

NOW THEREFORE, the Member and the Bank agree as follows:

I.   DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     A.   "ACT" means the Federal Home Loan Bank Act, as amended.

     B. "ADVANCE" or "ADVANCES" means any and all loans or other extensions of credit by the Bank to the Member, including all loans or extensions of credit by the Bank to the Member prior to the date hereof.

     C. "BANK'S CREDIT PROGRAM" means the credit program established by the Bank as it is described in the Bank's "Guide to the Credit Program" and "Collateral Guidelines," as the same may be amended or supplemented from time to tune.

     D. "BOARD" means the Federal Housing Finance Board, or any successor agency thereto.

     E. "BORROWING CAPACITY" means the aggregate dollar amount that the Bank shall from time to time, in its sole discretion, ascribe to the various types of Collateral for determining the Member's compliance with the Member's obligations pursuant to Section III.D.

     F. "CAPITAL STOCK" means all of the capital stock of the Bank held by the Member now or hereafter and all payments that have been or hereafter are made on account of subscription to and all unpaid dividends on such capital stock.

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     G.   "COLLATERAL" means all property, including the proceeds thereof, heretofore assigned, transferred, and pledged to the Bank by the Member as collateral for Advances, all deposit accounts maintained by the Member at the Bank, all Capital Stock, and all Mortgage Collateral, Multifamily Mortgage Collateral, Government and Agency Securities Collateral, Other Securities Collateral, and Other Collateral, including the proceeds thereof, that is now or hereafter pledged to the Bank pursuant to Section III.A., Section III.B. or otherwise.

     H. "COLLATERAL CONFIRMATION" means a writing or machine-readable electronic transmission in such form or forms as shall be prescribed by the Bank from time to time, confirming the receipt by the Bank of a Collateral Update Report.

     I. "COLLATERAL MAINTENANCE LEVEL" means the aggregate dollar amount equal to such percentage(s) as the Bank may specify from time to time of the aggregate outstanding amount of (1) Advances, (2) Outstanding Commitments, (3) with respect to each outstanding Swap Transaction, the amount for which the Member is required to maintain Collateral, and (4) any additional obligations and liabilities of the Member to the Bank. The Bank may increase or decrease the Collateral Maintenance Level at any time.

     J. "COLLATERAL UPDATE REPORT" means a schedule, embodied on computer tape or on such other media as may be prescribed by the Bank, and in such form as may be prescribed by the Bank, specifying and describing the Mortgage Collateral, Multifamily Mortgage Collateral and Other Collateral -Commercial Mortgage Loans pledged by the Member to the Bank as of the date thereof and specified in accordance with Section III.E.(1).

     K. "COMMITMENTS" means any and all agreements under which the Bank is obligated to make Advances to the Member or payments On behalf of or for the account of the Member, existing on the date hereof or hereafter, including without limitation, letters of credit, firm commitments, guarantees or other arrangements intended to facilitate transactions between the Member and third parties (but excluding any obligations that the Bank may now or hereafter have to honor item or transfer orders under a depository or similar agreement between the Member and the Bank), and irrespective of whether the Bank's obligation under such agreement is contingent upon the occurrence or nonoccurrence of a condition subsequent.

     L. "CONFIRMATION OF ADVANCE" means a writing or machine-readable electronic transmission, in such form or forms as shall be prescribed by the Bank from time to time, confirming an Advance.

     M. "ELIGIBLE COLLATERAL" means Collateral, other than Capital Stock, that at the time it becomes Collateral and at all times thereafter (i) qualifies as security to support the origination of advances under the terms and conditions of the Act and the

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          Regulations; (ii) satisfies the requirements that may be established by the Bank pursuant to the Bank's Credit Program or otherwise; (iii) is owned by the Member free and dear of any liens, encumbrances or other interests other than the assignment to the Bank hereunder and
          (iv) in the case of Other Collateral, Government and Agency Securities Collateral and Other Securities Collateral, has been tendered by the Member to the Bank and specifically accepted by the Bank as Eligible Collateral.

     N. "FEDERAL BANKING AGENCY" means the appropriate Federal banking agency (the Office of Thrift Supervision, the Office of Comptroller of the Currency, the Federal Deposit Insurance Corporation, or the Board of Governors of the Federal Reserve System) as defined in the Federal Deposit Insurance Act.

     O. "GOVERNMENT AND AGENCY SECURITIES COLLATERAL" means mortgage backed securities (including participation certificates) issued by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, obligations guaranteed by the Government National Mortgage Association, and other obligations of or guaranteed by the United States or an agency thereof.

     P. "INDEBTEDNESS" means all indebtedness of the Member to the Bank hereunder, whether now outstanding or hereafter incurred, including all Advances and any other sums owed by the Member to the Bank pursuant to any provision hereof, and all other obligations and liabilities of the Member to the Bank.

     Q. "MORTGAGE COLLATERAL" means Mortgage Documents (excluding participation or other fractional interests therein) and all ancillary security agreements, policies, and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, appraisals, approvals, permits, notices, opinions of counsel, and loan servicing data, and all other electronically stored and written records or materials relating to the loans covered by the Mortgage Documents.

     R. "MORTGAGE DOCUMENTS" means mortgages -and deeds of trust (herein "mortgages") representing a first lien on a one- to four-unit residential dwelling and the single parcel of real estate on which it is located, and all notes, bonds, or other instruments evidencing loans secured thereby (herein "mortgage notes"), and any endorsements and assignments thereof to the Member.

     S. "MULTIFAMILY MORTGAGE COLLATERAL" means Multifamily Mortgage Documents (excluding participation or other fractional interests therein) and all ancillary security agreements, policies, and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, appraisals, approvals, permits, notices, opinions of counsel, and loan servicing data, and all other electronically stored and written records or materials relating to the loans covered by the Multifamily Mortgage Documents.

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     T.   "MULTIFAMILY MORTGAGE DOCUMENTS" means first mortgages and deeds of trust (herein "mortgages") representing a lien on a multifamily residential dwelling of five or more units and the single parcel of real estate on which it is located, and all notes, bonds, or other instruments evidencing loans secured thereby (herein "multifamily mortgage notes") and any endorsements and assignments thereof to the Member.

     U. "OTHER COLLATERAL" means such items of property, other than Capital Stock, Mortgage Collateral, Multifamily Mortgage Collateral, Government and Agency Securities Collateral and Other Securities Collateral, that are tendered by the Member to the Bank and are specifically accepted by the Bank as collateral for Indebtedness or Outstanding Commitments.

     V. "OTHER COLLATERAL-COMMERCIAL MORTGAGE LOANS" means first mortgages and deeds of trust (herein "mortgages) and all notes, bonds, or other instruments evidencing loans secured thereby and made for commercial, corporate, or business purposes (including Multifamily Mortgage Collateral), and all ancillary security agreements, policies, and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, appraisals, approvals, permits, notices, opinions of counsel, and loan servicing data, and all other electronically stored and written records or materials relating to such loans.

     W. "OTHER SECURITIES COLLATERAL" means securities (other than Government and Agency Securities Collateral) representing unsubordinated interests in, or collateralized by first priority security interests in, both the interest and principal payments on fully-disbursed first residential mortgage loans.

     X. "OUTSTANDING COMMITMENTS" means, at any point in time, the maximum aggregate principal amount of Advances or payments that the Bank may be obligated to make under Commitments that are then in effect.

     Y. "REGULATIONS" means the regulations of the Board, as amended from time to time.

     Z. "SWAP TRANSACTION" means an interest rate swap, interest rate cap, floor or collar, currency exchange transaction or similar transaction entered into between the Bank and the Member.

II.  ADVANCES AGREEMENT

     A.   APPLICATION AND PROCEDURES FOR ADVANCES
          From time to time, the Member may apply to the Bank for Advances or Commitments in accordance with the procedures established in writing by the Bank from time to time. Each Advance or

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          Commitment shall be evidenced by a Confirmation of Advance or other writing issued by the Bank. Each Advance or Commitment shall be governed by the terms of this Agreement and the Confirmation of Advance or other writing applicable thereto. Unless otherwise agreed to in writing by the Bank, each Advance shall be made by crediting the Member's demand deposit account(s) with the Bank. The Bank's obligation to fund any Commitment shall be subject to compliance by the Member with the terms and provisions of this Agreement, including without limitation the Collateral maintenance requirements set forth in Section III.D., as well as satisfaction by the Member of the applicable credit considerations and other eligibility requirements and policies prescribed in the Bank's Credit Program. In the event that the member's access to Advances is subsequently restricted pursuant to any provision of federal law, the Bank shall not be required to fund outstanding Commitments for Advances not funded prior to the effective date of such restriction. If the Bank shall so request, the Member shall sign and deliver to the Bank a promissory note or notes in such form as the Bank may reasonably require to evidence any Advance.

     B.   REPAYMENT OF ADVANCES
          The Member agrees to repay each Advance or any other amount due in accordance with this Agreement and the applicable term and provisions of the Bank's Credit Program and, where relevant, the terms and conditions of the Confirmation of Advance issued in connection with such Advance. A payment shall be deemed delinquent if such payment is not received by the Bank on or before the applicable payment due date as provided in the Confirmation of Advance or otherwise. The Member shall maintain in the Member's demand deposit account(s) with the Bank an amount at least equal to the amounts then currently due and payable to the Bank on outstanding Advances or otherwise due hereunder, and the Member here-by authorizes the Bank to debit the Member's demand deposit account(s) in an amount equal to all such then due and payable amounts. The Member agrees that, in the event any such debit results in the Member's demand deposit account being overdrawn, the Member shall pay overdraft charges thereon at the rate that the Bank normally assesses for overdrafts on general deposit accounts; or, in the sole discretion of the Bank, the Bank may fund an Advance to the Member in the amount of the overdraft, which Advance shall bear interest from the date the same shall be made until paid at the rate in effect and being charged by the Bank from time to time under its Other Cash Needs-Variable-Rate Credit option. Upon maturity of any Advance or any portion thereof, either by its terms or by acceleration, or if any interest on any Advance or any other sum owed hereunder shall be due and payable, the Bank may without notice to the Member apply any credits, deposits, monies, or other property of the Member then in possession of the Bank (and not held by the Bank as bailee for a third party) to the payment of such principal and interest or any amount owed to the Bank.

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     C.   AMORTIZATION PAYMENTS
          In the event that the Bank determines that the creditworthiness of the Member, as determined from time to time by the Bank, does not meet the requirements of the Bank, the Bank may require amortization by means of monthly payments of principal on all or part of the Member's Advances. Such amortization payments may also, but need not, be required if such reduction in the level of the Member's creditworthiness or such determination by the Bank with respect thereto also constitutes, in the Bank's judgment, an Event of Default hereunder. The Member agrees to begin making such monthly amortization payments upon thirty (30) days' written notice from the Bank in such amounts, not to exceed ten percent of the original principal balance of the subject Advances, as shall be specified in writing by the Bank. The Member shall make such payments while any amount remains unpaid on the subject Advances or until notified otherwise by the Bank. Amortization payments required pursuant to this
          Section II.C. shall be in addition to all other payments of principal and interest with respect to Advances. Notwithstanding any other provision of this Agreement or any Confirmation of Advance, in the event that the aggregate amount of outstanding Advances secured by "other real estate related collateral" within the meaning of Section 10(a) of the Act (12 U.S.C. (S)1430(a)) (and not by other Eligible Collateral) at any time shall exceed 30 percent of the Member's capital, the Member shall immediately prepay, subject to the terms and provisions of this Agreement and the Bank's Credit Program, the amount of such outstanding Advances which shall be in excess of such amount of the Member's, capital or shall immediately provide sufficient additional Eligible Collateral to the Bank with respect to such Advances so that the Collateral Maintenance Level requirements herein provided for shall be satisfied.

     D.   ESTOPPEL
          Failure of the Member, within two business days of the Member's receipt of a Confirmation of Advance, to deliver, written notice to the Bank specifying any disputed term or condition of such Advance shall constitute the agreement and acknowledgment by the Member that the terms and conditions of the Advance are valid and are those that the Member requested and by which the Member agreed to be bound, and the Member shall thereafter be estopped from asserting any claim or defense with respect to the repayment of such Advance and all interest, fees, and other charges thereon or in connection therewith.

     E. RIGHT OF BANK TO MAKE ADVANCES WITH RESPECT TO OUTSTANDING COMMITMENTS In the event that one or more Commitments are outstanding at the time of an Event of Default, the Bank may at its option, and without notice to or request from the Member, make an Advance by crediting a special account of the Member with the Bank in an amount equal to the Outstanding Commitments. The Bank shall have a first priority perfected security interest in any such special account, and amounts credited to such special account may not be withdrawn by the

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          Member for so long as there shall be outstanding Commitments. The funds in such special account shall be utilized by the Bank for the purpose of satisfying the Bank's obligations under the Commitments. When all such obligations have expired or have been satisfied, the Bank shall disburse the balance, if any, in such account first to the satisfaction of any amounts then due and owing by the Member to the Bank and then to the Member or its successors in interest. Advances made pursuant to this Section II.E. shall be payable on demand and shall bear interest from the date the same shall be made until paid at the rate in effect and being charged by the Bank from time to time under its Other Cash Needs-Variable-Rate Credit option.

     F.   INTEREST
          The Member agrees to pay interest on each Advance at a rate per annum determined on the base described in the Confirmation of Advance pertaining thereto and otherwise as specified herein. Interest with respect to a given type of Advance as specified in the relevant Confirmation of Advance shall be determined on the basis described in the Bank's Credit Program for such type of Advance. Accrued interest on each Advance shall be due and payable at the times specified in the Bank's Credit Program, Confirmation of Advance, or otherwise as specified by the Bank for the type of Advance in question.

     G.   COMMITMENT AND CANCELLATION FEES
          The Member agrees to pay when due any fees applicable to any Commitments issued by the Bank hereunder, or any fees applicable to the cancellation of such Commitments, as prescribed by the Bank's Credit Program.

     H.   PREPAYMENT FEES
          Upon a permitted prepayment of any Advance, the Member agrees to pay when due any applicable prepayment fees pertaining to such Advance, as prescribed in the Bank's Credit Program for the type of Advance in question. Prepayments shall be permitted only in accordance with the terms and provisions of the Bank's Credit Program.

     I.   COMPLIANCE WITH THE BANK'S CREDIT PROGRAM
          The Member hereby agrees to comply with the terms and provision of the Bank's Credit Program, including, without limitation, any reporting requirements, application procedures or eligibility requirements imposed by the Bank's Credit Program with respect to particular types of Advances. In the event that the Bank's Credit Program is amended, the Member agrees to comply with the terms and provisions of the Bank's Credit Program as so amended from time to time, provided that any outstanding Advances or Commitments existing at the time of any such amendment shall continue to be governed by the terms and provisions of the Confirmation of Advance pertaining thereto.

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     J.   DESIGNATION FOR BLANKET LIEN STATUS
          If the Member shall meet the criteria for blanket lien status established by the Bank from time to time in the Bank's Credit Program, the Member may apply to the Bank in writing to be designated for blanket lien status for securing its Indebtedness and Outstanding Commitments hereunder with (i) all, or such portion as is specifically described in writing in the Member's blanket lien designation, of the Mortgage Collateral now owned or hereafter acquired by the Member, all proceeds thereof, and all other Collateral pledged by the Member pursuant to Section III.A. or (ii) all, or such portion as is specifically described in writing in the Member's blanket lien designation, of the Mortgage Collateral and Multifamily Mortgage Collateral now owned or hereafter acquired by the Member, all proceeds thereof, and all other Collateral pledged by the Member pursuant to
          Section III.A. The Bank, in its sole discretion, shall determine whether Advances may by extended safely and soundly to the Member on the basis of a blanket lien, and if so, shall designate the Member for blanket lien status in a writing which adequately describes the portion of Mortgage Collateral or the portion of Mortgage Collateral and Multifamily Mortgage collateral pledged to the Bank by the Member pursuant to the blanket lien. If the Member is designated for blanket lien status by the Bank, the Member shall pledge Collateral in the manner described in Section III.B. To maintain such designation for blanket lien status, the Member shall satisfy the requirements for blanket lien status as set forth in the Bank's Credit Program, as amended from time to time. If any event has occurred that may cause the Member to fail to meet the blanket lien criteria established by the Bank or if the Member shall have been notified or deemed notified by its Federal Banking Agency of a change in its capital category, the Member Shall deliver written notice thereof to the Bank within two business days following the earlier of the date of the event or the date the Member is deemed to have received such notice from its Federal Banking Agency. At any time that the Bank determines, in its sole discretion, that the Member does not meet the requirements for blanket lien status established by the Bank from time to time, the Bank may, by written notice to the Member, require the Member to pledge specifically identified Collateral to the Bank as set forth in
          Section III.A. and to deliver a Collateral Update Report or other report as set forth in Section III.E. Upon receipt of such notice by the Member, the Member shall pledge such Collateral and deliver such Collateral Update Report or other report in the manner and time specified by the Bank.

     K.   ADDITIONAL COVENANTS BY THE MEMBER
          The Member will, maintain a copy of this Agreement in its official records at all times. The Member will use the proceeds from all Advances constituting long-term Advances, as defined in the Bank's Credit Program, only for the purpose of providing funds for residential housing finance. The Member will give the Bank notice of any material event that would cause the Member to be ineligible to

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          become a member of the Bank or ineligible to obtain Advances, pursuant to the provisions of the Act and the regulations promulgated thereunder.

III  SECURITY AGREEMENT

     A. CREATION OF SECURITY INTEREST IF MEMBER IS NOT DESIGNATED FOR BLANKET LIEN STATUS
          As security for all Indebtedness and Outstanding Commitments, to the extent the Member is not designated by the Bank in writing for blanket lien status as set forth in Section II.J., the Member hereby assigns, transfers, and pledges to the Bank, and grants to the Bank a security interest in: (1) all of the Capital Stock; (2) all of the Mortgage Collateral, Multifamily Mortgage Collateral, Government and Agency Securities Collateral, Other Securities Collateral and Other Collateral, and all proceeds thereof, which is specified pursuant to
          Section III.E. or delivered pursuant to Section III.F.; and (3) all deposit accounts now or hereafter maintained by the Member with the Bank. Without limiting the foregoing all property heretofore assigned, transferred or pledged by the Member to the Bank as Collateral securing Indebtedness and other obligations of the Member to the Bank prior to the date hereof is hereby assigned, transferred and pledged to the Bank as Collateral hereunder.

     B. CREATION OF SECURITY INTEREST IF MEMBER IS DESIGNATED FOR BLANKET LIEN STATUS
          To the extent the Member is designated by the Bank in writing for blanket lien status for (i) all or a portion of its Mortgage Collateral or (ii) all or a portion of its Mortgage Collateral and Multifamily Mortgage Collateral, as set forth in Section II.J., the Member shall pledge Collateral to the Bank as set forth in this
          Section III.B.

          (1) As security for all Indebtedness and Outstanding commitments, the Member hereby assigns, transfers, and pledges to the Bank, and grants to the Bank a security interest in: (1) all of the Capital Stock, (2) all of the Government and Agency Securities Collateral, Other Securities Collateral and Other Collateral, and all proceeds thereof, which is specified pursuant to Section III.E. or delivered pursuant to Section III.F.; and (3) all deposit accounts now or hereafter maintained by the Member with the Bank.

          (2) To the extent the Member is designated by the Bank in writing for blanket lien status, the Member, as security for all Indebtedness and Outstanding Commitments, hereby assigns, transfers, and pledges to the Bank, and grants to the Bank a security interest in:

                    (i)  the Mortgage Collateral or
                    (ii) the Mortgage Collateral and Multifamily Mortgage
               Collateral now owned or hereafter acquired by the Member which is described in the Member's designation for blanket lien status and forms identified in the

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               Bank's Credit Program reflecting the release or reinstatement of blanket lien collateral, and all proceeds thereof. The Member, as additional security for all Indebtedness and Outstanding Commitments, hereby assigns, transfers, and pledges to the Bank, and grants to the Bank a security interest in, the Mortgage Collateral and Multifamily Mortgage Collateral, and all proceeds thereof, which is specified pursuant to Section III.E. or delivered pursuant to Section III.F.

          (3) Without limiting the foregoing, all property heretofore assigned, transferred or pledged by the Member to the Bank as Collateral securing Indebtedness and other obligations of the Member to the Bank prior to the date hereof is hereby assigned, transferred and pledged to the Bank as Collateral hereunder.

     C.   MEMBER'S REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL
          The Member represents and warrants to the Bank, as of the date hereof and as of each date on which there shall be an outstanding Advance or Commitment, as follows:

          (1) The Member owns and has marketable title to the Collateral and has the right and authority to grant a security interest to the Bank in the Collateral and to subject all of the Collateral to this Agreement;

          (2) The information given from time to time by the Member to the Bank as to each item of Collateral is true, accurate, and complete in all material respects;

          (3) All the Collateral meets the standards and requirements with respect thereto from time to time established by the Bank, the Act, and the Regulations. The Member hereby agrees to permit the Bank, or its designees, upon request, to inspect the real property and any improvements thereon that are subject to the lien of the Collateral and to pay to the Bank such reasonable fees and charges as may be assessed by the Bank to cover the costs of appraisals, inspections, or other actions relating to the Bank's evaluation of the Collateral;

          (4) The lien of the Collateral consisting of Mortgage Collateral or Multifamily Mortgage Collateral on the real property securing the same is a first, prior, and perfected lien under applicable state law;

          (5) The Member has not conveyed or otherwise created, and there does not otherwise exist, any participation interest or other direct, indirect legal, or beneficial interest in any Collateral consisting of Multifamily Mortgage

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               Collateral or Other Collateral-Commercial Mortgage Loans on the
               part of anyone other than the Bank and the Member;

          (6) All signatories to any and all writings that constitute any Collateral are and will be bound as they appear to be by their signatures and have the requisite authority and capacity (corporate or other) to execute such writings;

          (7) Except as may be approved in writing by the Bank, no account debtor or other obligor owing any obligation to the Member with respect to any item of Collateral consisting of Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loans has or will have any defenses, offsetting claims, or other condition affecting the right of the Member or the Bank to enforce the writings constituting any such Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loans in accordance with the express term of such writings, and no defaults (or conditions that, with the passage of time or the giving of notice or both, would constitute a default) exist or will exist under any such writings; and

          (8) Any and all real property or interest in real property that is the subject of and included in the Collateral consisting of Mortgage Collateral, Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loans or that otherwise constitutes Collateral contains no toxic or hazardous wastes or other toxic or hazardous substance the presence of which could subject the Bank to any liability under applicable state or federal law or local ordinance ether at any time that such property is pledged to the Bank or upon enforcement by the Bank of its security interest therein. The Member hereby agrees to indemnify and hold the Bank harmless against all costs, claims, expenses, damages, and liabilities resulting in any way from the presence on any real property or interest in real property that is subject to or included in any Collateral consisting of Mortgage Collateral, Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loans or that otherwise constitutes Collateral, of toxic or hazardous wastes or substances.

     D.   COLLATERAL MAINTENANCE REQUIREMENT
          (1) The Member shall at all times maintain hereunder as Collateral an amount of Eligible Collateral that has a Borrowing Capacity that is at least equal to the then current Collateral Maintenance Level. In addition, the Member agrees to maintain in pledge with the Bank such additional amounts of Collateral (which may, if the Bank shall so determine, be collateral which is not Eligible Collateral) as may be required by the Bank in order to protect its Security position with respect to Indebtedness and Outstanding Commitments. In the event that any Collateral specified pursuant to

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               Section III.E. or delivered pursuant to Section III.F. that was
               Eligible Collateral ceases to be Eligible Collateral, the Member will promptly notify the Bank in writing of the reason that such Collateral has ceased to be Eligible Collateral and will request delivery or reassignment of such Collateral pursuant to Section III.G. The Member shall not assign, pledge, transfer, create any Security interest in, sell, or otherwise dispose of any Collateral, nor shall the Member foreclose any Collateral specified pursuant to Section III.E. or delivered pursuant to
               Section III.F. that consists of Mortgage Collateral Multifamily Mortgage Collateral or Other Collateral constituting a lien on real property, without the prior written consent of the Bank.

          (2) Subject to Section III.E.(6) and Section III.F., all Collateral shall be held by the Member in trust for the benefit of, and subject to the direction and control of, the Bank, and will be physically safeguarded by the Member with reasonable care. The Member shall take all action necessary or desirable to protect and preserve the Collateral and the Bank's interest therein, including without limitation, assuring that the mortgage loan comprising the Collateral consisting of Mortgage Collateral, Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loans are serviced in accordance with the standards of a reasonable and prudent mortgage.

          (3) The form and sufficiency of all documents pertaining to the Collateral shall be satisfactory to the Bank. Any Collateral that is not satisfactory to the Bank may be rejected by the Bank or may have a value ascribed thereto that shall be less than the value normally ascribed thereto under the Bank's Credit Program, as the Bank may specify. The Bank may require, before any Advance shall be made to the Member, that the Member make any or all documents pertaining to the Collateral available to the Bank for its inspection and approval.

     E.   SPECIFICATION AND SEGREGATION OF COLLATERAL
          (1) To the extent the Member pledges Collateral to the Bank of a type for which the Member is not designated for blanket lien status pursuant to Section II.J., the Member shall prepare and deliver to the Bank a Collateral Update Report as specified in this
               Section III.E. From time to time hereafter as shall be necessary to satisfy the requirements of Section III.D.(1), but at least quarterly, the Member shall deliver to the Bank a Collateral Update Report (or, if the Bank shall so agree, a written schedule) specifying and describing such amount of Mortgage Collateral, Multifamily Mortgage Collateral, or Other Collateral-Commercial Mortgage Loans pledged to the Bank (other than under a blanket lien pursuant to Section III.B.) that, together with other Eligible Collateral pledged to the

               Bank, has a Borrowing Capacity as of the date of such Collateral Update Report at least equal to the Collateral Maintenance Level. The format of the Collateral Update Report shall be in accordance with such requirements as may be prescribed by the Bank from time to time. Notwithstanding any other provision hereof, the Collateral Update Report (or any written schedule specifying and describing any Collateral) shall not be effective until the same shall be accepted by the Bank. Unless the Bank otherwise advises the Member, acceptance of a Collateral Update Report (or other schedule) shall be deemed to occur upon the issuance by the Bank of a Collateral Confirmation with respect thereto pursuant to
               Section III.E.(2). The Bank shall have no obligation to accept any Collateral Update Report (or other schedule) if it would result in the failure of the Member to maintain the Collateral Maintenance Level or if the Bank shall determine, in its sole discretion, that the same is irregular or deficient in any respect. If so directed by the Bank, the Member shall endorse each mortgage note evidencing Mortgage Collateral, Multifamily Mortgage Collateral, or Other Collateral-Commercial Mortgage Loans as follows: "Pay to the order of the Federal Home Loan Bank of San Francisco." The Member shall be liable to the Bank for any deficiency remaining after the exercise by the Bank of its remedies in respect of the Collateral as provided in Section IV.B. All other Mortgage Documents and Multifamily Mortgage Documents and each document evidencing Securities Collateral or Other Collateral that is part of the Collateral shall be endorsed and assigned to the Bank in such manner as shall be specified by the Bank. The specification and description of all Collateral shall be effected pursuant to the delivery by the Member to the Bank of such writings pertaining thereto as the Bank shall from time to time prescribe.

          (2) To the extent delivery of a Collateral Update Report is required pursuant to Section III.E.(1), following the receipt thereof the Bank shall generate a written record of the contents thereof and the Bank shall deliver, at the Member's expense, a copy of such record, together with a Collateral Confirmation, to the Member. Failure of the Member to deliver written notice to the Bank within seven days of the date of a Collateral Confirmation, objecting to the information set forth in such Collateral Confirmation or the accompanying written record prepared by the Bank with respect to the Collateral Update Report and setting forth in reasonable detail the basis for such objection, shall constitute the agreement and acknowledgment by the Member of the validity and accuracy of the information contained therein, and the Member shall thereafter be estopped from asserting any claim or defense based upon or with respect to the accuracy or validity of any information contained in the Collateral Confirmation or accompanying record. If the Member shall deliver a timely objection to the Bank with respect to any Collateral Confirmation or the accompanying record, the parties shall promptly consult with one another with a view to resolving the matter. However, the Borrowing Capacity ascribed to the Collateral that is the subject of such consultation shall be in the sole discretion of the Bank pending the resolution of the matter. Nothing contained herein or in any Collateral Confirmation or accompanying record or other documents delivered with any Collateral Confirmation shall be construed as an agreement or commitment on the part of the Bank to make an Advance to the Member and the right and power of the Bank either to grant or to deny a request by the Member for an Advance is expressly reserved.

          (3) To the extent the Member pledges Collateral subject to a blanket lien created pursuant to Section III.B., the Member shall deliver to the Bank from time to time as directed by the Bank a written statement in such form as the Bank may require of duly authorized signers for the Member certifying as to the aggregate amounts of Collateral that is subject to the blanket lien of the Bank and eligible to receive Borrowing Capacity (as determined by the Bank), and further certifying that the Collateral subject to the lien of the Bank has a Borrowing Capacity as of the date of such certification at least equal to the Collateral Maintenance Level.

          (4) Notwithstanding anything to the contrary, the Member shall be solely responsible for the accuracy and adequacy of all information and data in: (i) each Collateral Update Report (or other writing specifying and describing any Collateral) submitted to the Bank and the written record thereof generated by the Bank, regardless of the form in which submitted; (ii) any report or information provided by the Member to its Federal Borrowing Agency from which the Bank obtains information related to Collateral; and (iii) any other report or certification relating to Collateral which is provided by the Member to the Bank. The Bank shall have no duty to make any independent examination or calculation with respect to the information submitted in a Collateral Update Report (or in any other written report, schedule, or certification that may be submitted by the Member) and, without limiting the generality of the foregoing, the Bank makes no representation or warranty, as to the validity, accuracy, or completeness of any information contained in any Collateral Confirmation or accompanying record or other document delivered with any Collateral Confirmation.

          (5) The Member hereby authorizes the Bank to maintain any and all information contained in each Collateral Update Report in microfiche or microfilm form or in any other physical or electronic medium as may be prescribed by the Bank. However, the Member agrees that the Bank shall not be required to retain any such information, including information generated pursuant to subsection (2) of this Section III.E., in written form. To the extent the Bank has obtained a Collateral Update Report from the Member, the Bank will maintain on computer tape or other machine-readable media the information set forth an the Member's current Collateral Update Report. To enable the Bank to regenerate any files or data previously furnished to the Bank with respect to any Collateral or any information contained in any Collateral Update Reports, the Member shall at all times maintain complete and accurate records and materials supporting and/or relating to any of the Collateral Update Reports and shall make the same available, on request, to the Bank. The parties hereto agree that the maintenance and retention of such supporting records and materials shall be the sole responsibility of the Member and that the Bank shall not be liable for any loss of such data.

          (6) If so requested by the, Bank, the Member shall physically segregate the Mortgage Collateral or Multifamily Mortgage Collateral described in each Collateral Update Report delivered pursuant to subsection (1) of this Section III.E. and any Collateral that has been pledged to the Bank other than by means of a Collateral Update Report from all other property of the Member in a manner satisfactory to the Bank. The Member shall hold each package of Mortgage Documents or Multifamily Mortgage Documents that is a part of such segregated Collateral in a separate file folder with each file folder clearly labeled with the loan Identification number and the name of the mortgagor.

          (7) If so requested, the Member will provide, at its own cost and expense, such certifications by an independent certified public accountant, or by another party acceptable to the Bank, as the Bank may request with respect to the Member's compliance with the terms of this Section III.E.

     F.   DELIVERY OF COLLATERAL
          (1) Within two business days of the Bank's written request, or immediately at any time that the Member becomes subject to any mandatory Collateral delivery requirements that may be established in writing by the Bank, and in either case from time to time thereafter, the Member shall deliver to the Bank, or to a bailee designated by the Bank, such Eligible Collateral as may be necessary so that the Borrowing Capacity of Eligible Collateral held by the Bank, or such bailee, equals or exceeds the Collateral Maintenance Level at all times. For the purpose of verifying the accuracy of the Bank's records, the Member hereby authorizes the Bank, upon receipt of Mortgage Documents or Multifamily Mortgage Documents, to affix or otherwise attach to each mortgage note, multifamily mortgage note, or other writings included therein labels or stickers containing identification codes. In all cases, Collateral delivered to the Bank shall be endorsed or assigned by the Member to the Bank in the manner required pursuant to Section III.E.(1) and otherwise as the Bank may require. Concurrently with the initial delivery of Collateral and within 30 days of each subsequent valuation date established by the Bank (and at such other times as the Bank may request), the Member shall deliver to the Bank a Collateral Update Report dated as of the then most recent valuation date, describing the Mortgage Collateral or Multifamily Mortgage Collateral held by the Bank and any of its bailees (or, in this case of Collateral other than Mortgage Collateral or Multifamily Mortgage Collateral, a writing in such form as may be prescribed from time to time by the Bank). In addition, the Member shall, upon request of the Bank, forthwith take such other actions as the Bank shall deem necessary or appropriate to perfect its security interest in the Collateral.

          (2) With respect to any uncertificated securities pledged to the Bank as Collateral hereunder, the delivery requirements herein contained shall be satisfied by the transfer of a security interest in such securities to the Bank, such transfer to be effected in such manner and to be evidenced by such documents as the Bank shall specify.

          (3) The Member shall, upon request of the Bank, immediately take such other actions as the Bank shall deem necessary or appropriate to create and perfect the Bank's security interest in the Collateral or otherwise to obtain, preserve protect enforce or collect the Collateral.

          (4) The Member agrees to pay upon demand to the Bank such reasonable fees and charges as may be assessed by the Bank to cover overhead and other costs relating to the receipt, holding, and redelivery of Collateral and otherwise relating to the perfection of the Bank's security interest therein and to reimburse the Bank upon request for all recording fees and other reasonable expenses, disbursements, and advances incurred or made by the Bank in connection therewith (including the reasonable compensation and the expenses and disbursements of any bailee that may be appointed by the Bank hereunder, and the agents and legal counsel of the Bank and of such bailee). Any sums owed to the Bank under this Section III.F.(4) may be collected by the Bark, at its option by debiting the Member's demand deposit account(s) with the Bank.

     G.   REDELIVERY OF COLLATERAL
          Upon receipt by the Bank from the Member of (i) a written request from the Member requesting the redelivery or reassignment of Collateral specified pursuant to Section III.E. or delivered pursuant to Section III.F.(1), or as to which the Bank has otherwise perfected its security interest, (ii) a Collateral Update Report (and any other writings required by the Bank in respect of any Collateral) and a listing of the Collateral to be redelivered, and (iii) a certificate of duly authorized signers for the Member certifying that the Borrowing Capacity of the Eligible Collateral in respect of which the Bank will have a first, prior, and (if the Bank shall so require) perfected lien immediately after such redelivery would not be less than the Collateral Maintenance Level then applicable, the Bank shall promptly reassign or redeliver to the Member, at the Member's expense, the Collateral specified in said request. Notwithstanding anything to the contrary herein contained, while an Event of Default hereunder shall have occurred and be continuing, or at any time that the Bank's records indicate that such redelivery would reduce the Borrowing Capacity of the Member's Eligible Collateral below the Collateral Maintenance Level, or at any time that the Bank reasonably and in good faith deems itself insecure, the Member may not obtain any such redelivery.

     H.   COLLATERAL AUDITS AND REPORTS
          All Collateral and the satisfaction by the Member of the Collateral Maintenance Level shall be subject to audit and verification by or on behalf of the Bank. Such audits and verifications may occur without notice during the Member's normal business hours or upon reasonable notice at such other times as the Bank may reasonably request. The Member shall provide access to, and shall make adequate working facilities available to, the representatives or agents of the Bank for purposes of such audits and verifications. The Member agrees to pay to the Bank such reasonable fees and charges as may be assessed by the Bank to cover overhead and other costs relating to such audit and verification. In addition, if the Member becomes aware or has any reason to believe that the Borrowing Capacity of the Eligible Collateral has fallen below the Collateral Maintenance Level, or that a contingency exists which, with the lapse of time, could result in the Member failing to meet the Collateral Maintenance Level, the Member shall immediately notify the Bank. If so requested by the Bank, the Member shall promptly report to the Bank any event which reduces the principal balance of any mortgage or security or other item of Collateral by five percent or more, whether by prepayment, foreclosure sale, insurance or guarantee payment or otherwise.

     I.   ADDITIONAL DOCUMENTATION
          The Member shall make, execute, and deliver to the Bank such assignments, listings, powers, financing statements, or other instruments and documents with respect to the Collateral and the Bank's security interest therein and in such form as the Bank may require.

     J.   BANK'S RESPONSIBILITY AS TO COLLATERAL
          In the event that the Bank shall take possession of any Collateral hereunder, the Bank's duty as to such Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in its possession, which shall not include any steps necessary to preserve rights against prior parties nor the duty to send notices, perform services, or take any action in connection with the management of the Collateral. The Bank shall not have any responsibility or liability for the form, sufficiency, correctness, genuineness, or legal effect of any instrument or document constituting a part of the Collateral, or any signature thereon or the description or misdescription, or value of property represented, or purported to be represented, by any such document or instrument, or for any error or omission or delay in the liquidation of any Collateral, including the sale, assignment, or delivery of the Collateral or any part thereof, including the settlement, collection or payment of any Collateral, or any damage resulting therefrom. The Member agrees that any and all Collateral may be removed by the Bank from the state or location where situated, and may thereafter be dealt with by the Bank as provided in this Agreement.

     K.   BANK'S RIGHTS AS TO COLLATERAL; POWER OF ATTORNEY
          At any time or times or times, at the expenses of the Member, the Bank may in its discretion, before or after the occurrence of an Event of Default, in its own name or in the name of its nominee or of the Member, do any or all things and take any and all actions that are pertinent to the protection of the Bank's interest hereunder and, if such actions are subject to the laws of a state, are lawful under the laws of the State of California, including without limitation the following:

          (1)  Terminate any consent given hereunder;

          (2) Notify obligors on any Collateral to make payments thereon directly to the Bank;

          (3) Endorse any Collateral that is in the Member's name or that has been endorsed by others to the Member's name;

          (4) Enter into any extension, compromise, settlement, or other agreement relating to or affecting any Collateral;

          (5) Take any action the Member is required to take or that is otherwise necessary: (i) to sign and record a financing statement or otherwise perfect a security interest in any or all of the Collateral; or (ii) to obtain, preserve, protect, enforce, or collect the Collateral;

          (6) Take control of any funds or other proceeds generated by or arising from the Collateral and use the same to reduce Indebtedness as it becomes due; and

          (7) Cause the Collateral to be transferred to its name or the name of its nominee.

          The Member hereby appoints the Bank as its true and lawful attorney, for and on behalf of the Member and in its name, place, and stead, to prepare, execute, and record endorsements and assignments to the Bank of all or any item of Collateral (including the identification and listing, by exhibit prepared by the Bank or otherwise, of mortgage loans constituting such Collateral), giving or granting to the Bank, as such attorney, full power and authority to do or perform every lawful act necessary or proper in connection therewith as fully as the Member could or might do. The Member hereby ratifies and confirms all that the Bank shall lawfully do or cause to be done by virtue of this special power of attorney. This special power of attorney is granted for a period commencing on the date hereof and continuing until the discharge of all Indebtedness and all obligations of the Member hereunder regardless of any default by the Member, is coupled with an interest, and is irrevocable for the period granted. As the Member's true and lawful attorney-in-fact, the Bank shall have no responsibility to take any steps necessary to preserve rights against prior parties nor the duty to send notices, perform services, or take any action in connection with the management of the Collateral.

     L.   SUBORDINATION OF OTHER LOANS TO COLLATERAL
          The Member hereby agrees that all mortgage notes, multifamily mortgage notes, and other notes that are part of the Collateral consisting of Mortgage Collateral, Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loans or Other Collateral and any notes secured by personal property ("personalty notes") that become part of the Other Collateral shall have priority in right and remedy over any claims, however evidenced, for other loans, whether made before or after the date of such mortgage notes, multifamily mortgage notes, personalty notes or other notes, that are secured by the mortgages or security agreements securing such mortgage notes, multifamily mortgage notes, personalty notes or other notes but are not part of the Collateral, and shall be satisfied out of the property covered by such mortgages or security agreements before recourse to such property may be obtained for the repayment of such other loans. To this end, the Member hereby subordinates the lien of such mortgages and security agreements with respect to such other loans to the lien of such mortgages and security agreements with respect to such mortgage notes, multifamily mortgage notes, personalty notes and other notes. The Member further agrees to retain possession of any promissory notes evidencing such other loans and not to pledge, assign, or transfer the same, or any interest therein, except that (if otherwise qualified) the same may be pledged to the Bank as part of the Collateral.

     M.   APPLICATION OF PAYMENTS
          The Bank may, in its sole discretion, apply any payments by or recovery from the Member, which shall be received by the Bank without any designation from the Member (at the time of such payment or recovery) as to the intended application thereof, at such time and in such manner and order of priority as the Bank shall deem fit.

     N.   INITIAL USE OF COLLATERAL UPDATE REPORTS
          The Member acknowledges and agrees that if it has heretofore granted a security interest to the Bank in Collateral under a predecessor agreement to this Agreement by means other that through the use of a Collateral Update Report, the initial utilization of a Collateral Update Report hereunder that shall list thereon any such previously pledged Collateral shall not under any circumstances be deemed to be a new pledge of such Collateral but instead shall be deemed solely to be a confirmation of the previous pledge thereof.

     O. COVENANTS AS TO MULTIFAMILY MORTGAGE COLLATERAL AND OTHER COLLATERAL-COMMERCIAL MORTGAGE LOANS
          The Member covenants and agrees as to any Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loans that may be pledged hereunder and accepted by the Bank as Collateral hereunder:

          (1) The Member shall cause its borrowers to pay when due (or shall pay if such borrowers are unable or cannot be made to pay) all taxes and assessments on the real property and improvements that are subject to the lien of the Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loans or the use thereof. Unless otherwise agreed by the Member and the Bank, the Member shall perform each of its obligations as a lender, secured party, or otherwise, under all loan or other agreements pertaining to the Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loans.

          (2) In the event that the Member discovers, through audit or otherwise, exceptions to statements or representations previously made to the Bank with respect to any of the Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loans or any real property or improvements covered by the lien thereof or any other matter covered by this Agreement, the Member shall immediately notify the Bank thereof in writing. The Member also shall immediately notify the Bank in writing of any legal process levied against any such Collateral or any other event that affects the value of such Collateral or any of the rights, interests, or remedies of the Bank in relation thereto.

          (3) The Member agrees to take any action necessary to preserve the rights against any prior or other parties (including without limitation endorsers) on and any guarantors or sureties with respect to any and all of the chattel paper, documents, or instruments constituting all or any part of the Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage

               Loans and to preserve redemption, conversion, warrant, preemptive, or other rights concerning all or any part of such Collateral. The Bank may, but need not, take any action that in its reasonable judgment will assist in the preservation of such rights. The Bank's failure to act hereunder shall not relieve the Member of the Member's duties under this Section III.O.(3) or in any way impair or discharge any Indebtedness or result in any liability to the Member on the part of the Bank. The Bank shall have no duty to take any steps necessary to preserve the rights of the Member against prior or other parties or to initiate any action to protect against the possibility of a decline in the market value or other impairment of such Collateral. Furthermore, the Bank shall not be obligated to take any action with respect to such Collateral requested by the Member unless such request is made in writing, and the Bank determines, in its reasonable discretion, that the requested action would not jeopardize the value of such Collateral as security for indebtedness or otherwise adversely affect any right or interest of the Bank.

          (4) To the extent a Collateral Update Report is required, the Member shall update and provide to the Bank schedules showing, with respect to any Multifamily Mortgage Loan or Other Collateral-Commercial Mortgage Loans, in addition to the data required by the Collateral Update Report, the results of any reappraisal, any significant changes in leasing (affecting more than 20 percent of the rentable area), and such other information as the Bank may prescribe. In any event, the Member shall immediately identify to the Bank any Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loans classified as nonperforming, nonaccrual, scheduled or criticized, special mention, substandard, doubtful, loss, or the like and the value thereof. Unless otherwise requested by the Bank, the Member may make the foregoing classifications according to its own loan criteria.

          (5) Except where failure to do so would not adversely affect the Member's overall ability to value, monitor, and collect Multifamily Mortgage Collateral or Other Collateral-Commercial Mortgage Loan, the Member shall obtain and maintain current financial statements, documents, appraisals, rent rolls, and other information as may be requested by the Bank supporting or relating to such Collateral and the real property and improvements subject to the lien thereof, and the Member shall use its best efforts to cause all persons obligated under such Collateral to make the same available, upon request, to the Bank.

          (6) The Member hereby agrees to save, hold harmless, indemnify, and defend the Bank against any and all damages, liabilities, losses, claims, causes of action, and expenses (including attorneys' fees and expenses of the Bank's counsel) that the Bank may directly or indirectly suffer or incur as a result or consequence of any claim by any person arising out of or connected with the use or creation of any Multifamily Mortgage Collateral or Other Collateral Commercial Mortgage Loans or any real properties subject to the lien thereof. The aforesaid claims include any arising with respect to any loan transaction involving the Member, or any default or wrongdoing by the Member with respect to any third party, including any nonperformance by the Member of any of its obligations as a lender or otherwise in connection with any such Collateral. Under no circumstances shall the Bank be obligated to assume, perform or fulfill any obligation of the Member as a lender or otherwise.

          (7) If so requested by the Bank, the Member shall furnish to the Bank opinions of counsel concerning the Multifamily Mortgage Collateral or Other Collateral Commercial Mortgage Loans and the transactions relating thereto or contemplated thereby in form and substance (and by such counsel as are) acceptable to the Bank and its counsel.

     P. RIGHT TO CURE DEFAULTS ON MULTIFAMILY MORTGAGE COLLATERAL OR OTHER COLLATERAL COMMERCIAL MORTGAGE LOANS
          In the event that the Member fails (i) to procure or maintain insurance, or to maintain or cause the maintenance of any real property or improvements covered by the lien of any Collateral consisting of Multifamily Mortgage Collateral or Other Collateral Commercial Mortgage Loans, or to pay or procure the payment of any fees, assessments, charges, or taxes arising with respect to any real property or improvements covered by the lien of such Collateral, or to perform any other obligation to the Bank, all as herein specified; or
          (ii) to make any other advances or take any other actions necessary or advisable to preserve or protect any of such Collateral, the value thereof, or the Bank's security interest therein, the Bank shall have the right to effect such insurance, or cause such real property or improvements to be maintained, or to pay such fees, assessments, charges, or taxes, or perform such obligations, or make such advances or take such actions, as the case may be. In any such event, the Member agrees to pay the cost thereof immediately upon demand by the Bank. All liabilities owing by the Member to the Bank under this
          Section III.P. shall bear interest from the date when first due at a rate prescribed by the Bank or, if no such rate is prescribed, at the highest rate of interest in effect on any Indebtedness of the Member to the Bank from time to time, changing with each change in such rate.

     Q. PROCEDURES FOR OBTAINING RELEASE OF, THE BANK'S SECURITY INTEREST IN COLLATERAL SUBJECT TO BLANKET LIEN
          The Member my apply to the Bank for the release of any Mortgage Collateral or Multifamily Mortgage Collateral which is subject to the Bank's security interest pursuant to the blanket lien provisions of
          Section III.B. as set forth in this Section III.Q. Upon receipt by the Bank of (i) a written request from the Member for the release of Collateral subject to the blanket lien of the Bank in which the Member specifically identifies the Collateral to be released by submitting a listing in the form prescribed by the Bank, and (ii) a certificate in such form as the Bank may require of duly authorized signers for the Member certifying that the Borrowing Capacity of the Eligible Collateral which will remain subject to the security interest of the Bank under Section III.B. after such release would not be less than the Collateral Maintenance Level then applicable, the Bank shall promptly execute and deliver a release of the Collateral specified in said written request, whereupon the release of the specified Collateral (but no other Collateral) shall be effective. If so requested by the Bank, the Member shall physically segregate the Mortgage Collateral or multifamily Mortgage Collateral pledged to the Bank from any mortgage note or Multifamily mortgage note released by the Bank pursuant to this Section III.Q. Notwithstanding anything to the contrary herein, while an Event of Default hereunder shall have occurred and be continuing, or at any time that the Bank determines that such release would reduce the Borrowing Capacity of the Member's Eligible Collateral below the Collateral Maintenance Level, or at any time that the Bank reasonably and in good faith deems itself insecure, the Bank shall not be required to execute and deliver such a release of any such Collateral.

IV.  DEFAULT, REMEDIES

     A.   EVENTS OF DEFAULT; ACCELERATION
          Upon the occurrence of and during the continuation of any of the following events or conditions of default ("Event of Default"), the Bank may at its option and notwithstanding any other provision hereof, by a notice to the Member, declare all Indebtedness (including, but not limited to, any accrued interest) and any prepayment charges that are provided for payment of an Advance before the date(s) scheduled for repayment, to be immediately due and payable, without presentment, demand, protest, or any further retire and/or terminate any obligation on the part of the Bank in respect of any Commitment or to make or continue any Advances under any revolving credit facility:

          (1) Failure of the Member to pay when due the interest on or the principal of any Advance; or

          (2) Failure of the Member to perform any promise or obligation or to satisfy any condition or liability contained herein, in any Confirmation of Advance, or in any other agreement to which the Member and the Bank are parties; or

          (3) Credible evidence coming to the attention of the Bank that any representation, statement, or warranty made or furnished in any manner to the Bank by or on behalf of the Member in connection with any Advance, any Commitment, any specification of Eligible Collateral, any matter related to designation for blanket lien status, or any certification of Borrowing Capacity is false, misleading or incomplete in any material respect; or

          (4) Failure of the Member to maintain adequate Eligible Collateral free of any encumbrances or claim as required herein; or

          (5) The issuance of any tax, levy, seizure, attachment, garnishment, levy of execution, or other process with respect to the Collateral; or

          (6) Any suspension of payment by the Member to any creditor of sums due or the occurrence of any event that results (or which with the giving of notice or passage of time, or both, will result) in acceleration of the maturity of any indebtedness of the Member to others under any security agreement, indenture, loan agreement, or other undertaking; or

          (7) Appointment of a trustee, conservator, receiver, liquidator, custodian, or similar official for the Member or any subsidiary (direct or indirect) of the Member or the Member's property, notice of a judgment, decree, or administrative decision adjudicating the Member or any subsidiary of the Member insolvent or bankrupt or an assignment by the Member or any subsidiary of the Member for the benefit of creditors or the appointment of a trustee, conservator, receiver, liquidator, custodian, or similar official for any parent (direct or indirect) of the Member or the filing of a petition or application by any person for the appointment of any such official for any such parent of the Member or the transfer of any of the Member's assets or liabilities (whether by purchase and assumption by any third party or merger or otherwise) in connection with or as a result of any event heretofore described in this Section IV.A.(7); or

          (8) Sale by the Member of all or a material part of the Member's assets or the taking of any other action by the Member to liquidate or dissolve; or

          (9) Termination of the Member's membership in the Bank or the Member's ceasing to be a type of financial institution that is eligible under the Act to become a member of the Bank or the Member's failure to satisfy any requirement under the Act for obtaining or holding an Advance; or

          (10) Merger, consolidation, or other combination of the Member with an entity that is not a member of the Bank if the nonmember entity is the surviving entity in such transaction; or

          (11) If an Advance is made pursuant to Section 11(g)(4) of the Act, and if the creditor liabilities of the Member, excepting liabilities to the Bank, exceed or are increased in any manner to an amount exceeding five percent of the Member's net assets; or

          (12) The Bank reasonably and in good faith determines that a material adverse change has occurred in the financial condition of the Member or in the Collateral from that disclosed previously to the Bank; or

          (13) The Bank reasonably and in good faith deems itself insecure even though the Member is not otherwise in default; or

          (14) The Member has borrowed, or committed to borrow, from any source an amount that is greater than the amount the Member is permitted to borrow under applicable law.

     B.   REMEDIES
          Upon the occurrence of any Event of Default, the Bank shall have all of the rights and remedies provided by applicable law, which shall include, but not be limited to, all of the remedies of a secured party under the Uniform Commercial Code as in effect in the State of California. In addition, the Bank may take immediate possession of any of the Collateral or any part thereof wherever the same may be found. The Bank may sell, assign, and deliver the Collateral or any part thereof at public or private sale for such price as the Bank deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Bank shall have the right to purchase all or part of the Collateral at such sale. If the Collateral includes instruments or securities that will be redeemed by the issuer upon surrender, or any accounts or deposits in the possession of the Bank, the Bank may realize upon such Collateral without notice to the Member. If any notification of intended disposition of any of the Collateral is required by applicable law, such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least five days before any such disposition to the address of the Member appearing on the records of the Bank. Upon the occurrence of any Event of Default, the Bank may, in its sole discretion, apply any payment by or recovery from the Member or any sum realized from Collateral, at such time and in such manner and order of priority, as the Bank shall deem fit, irrespective of any manifestation of any contrary intention or desire on the part of the Member or the provisions of any other agreement between the Bank and the Member. The Member agrees that the Bank may exercise its rights of setoff upon the occurrence of an Event of Default in the same manner as if the Advances and Commitments were unsecured. Notwithstanding any other provision hereof, upon the occurrence of any Event of Default at any time when all or part of the obligations of the Member to the Bank hereunder shall be the subject of any guarantee by a third party for the Bank's benefit and there shall be other outstanding obligations of the Member to the Bank that are not so guaranteed but that are secured by the Collateral, then any sums realized by the Bank from the Collateral, or from any other collateral pledged or furnished to the Bank by the Member under any other agreement, shall be applied first to the satisfaction of such other nonguaranteed obligations and then to the Member's guaranteed obligations hereunder. The Member agrees to pay all the costs and expenses of the Bank in the collection of the Indebtedness and enforcement and preservation of the Bank's rights and remedies in case of default, including, without limitation, reasonable attorneys' fees. The Bank, at its discretion, may apply any surplus after payment of the Indebtedness, provision for repayment to the Bank of any amounts to be paid or advanced under Outstanding Commitments, and all costs of collection and enforcement to third parties claiming a secondary security interest in the Collateral, with any remaining surplus paid to the Member. The Member shall be liable to the Bank for any deficiency remaining.

     C.   PAYMENT OF PREPAYMENT CHARGES
          Any prepayment few or charges for which provision is made, whether under the Confirmation of Advance, the Bank's Credit Program or otherwise, with respect to any Advance shall be payable at the time of any voluntary or involuntary payment of the principal of such Advance prior to the originally scheduled maturity thereof, including without limitation, payments that are made in connection with the liquidation of the Member or that become due as a result of an acceleration by the Bank pursuant to Section IV.A., whether such payment is made by the Member, by a trustee, conservator, receiver, liquidator, custodian, or similar official, of or for the Member, or by any successor to or any assignee of the Member.

     D.   DEFAULT RATE
          Any payment of principal or interest or any other sum due hereunder if not made when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, to the maximum extent permitted by applicable law, at a rate per annum, for each day during the period commencing on the due date thereof until such amount shall be paid in full; equal to one percentage point above the interest rate that otherwise will be applicable to any such payment of principal or if such payment shall not constitute the principal sum, then at a rate equal to one percentage point above the rate in effect and being charged by the Bank from time to time under its Other Cash Needs-Variable-Rate Credit option.

     E.   CERTAIN PROVISIONS AS TO SALE OF COLLATERAL
          In view of the possibility that federal and state securities laws and other applicable federal and state laws may impose certain restrictions on the method by which a sale of the Collateral may be effected, the Bank and the Member agree that any sale of the Collateral as a result of an Event of Default shall be deemed "commercially reasonable" irrespective of whether the notice or manner of such sale contains provisions, or imposes, or is subject to, conditions or restrictions deemed appropriate to comply with the Securities Act of 1933 or any other applicable federal or state securities law or other applicable federal or state law. It is further agreed that from time to time the Bank may attempt to sell the Collateral by means of private placement. In so doing, the Bank may restrict the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution or otherwise impose restrictions deemed appropriate by the Bank for the purpose of complying with the requirements of applicable securities laws. The Bank may solicit offers to buy such Collateral, for cash or otherwise, from a limited number of investors deemed by the Bank to be responsible parties who might be interested in purchasing such Collateral. If the Bank solicits offers from not less than three such investors, then the acceptance by the Bank of the highest offer obtained therefrom (whether or not three offers are obtained) shall be deemed to be a commercially reasonable method of disposing of the Collateral.

V.   GENERAL, REPRESENTATIONS AND WARRANTIES BY THE MEMBER

     The Member hereby represents and warrants that, as of the date hereof and as of each date on which there shall be outstanding an Advance or
     Commitment:

     A. The Member is not now, and neither the execution of nor the performance of any of the transactions or obligations of the Member under this Agreement shall, with the passage of time, the giving of notice, or otherwise, cause the Member to be: (i) in violation of its charter or articles of incorporation by-laws, the Act, or the Regulations, any other law or administrative regulation, any court decree, or any order of a regulatory authority; or (ii) in default under or in breach of any indenture, contract, or other instrument or agreement to which the Member is a party or by which the Member or any of its property may be bound.

     B. The Member has full corporate power and authority and has received all corporate and governmental authorizations and approvals (including the approval of its board of directors, which approval is reflected in the minutes of said board) as may be required to enter into and perform its obligations under this Agreement, to borrow each Advance and to obtain each Commitment.

     C. The information given by the Member in any document provided, or in any oral statement made, in connection with an application or request for an Advance or a Commitment, a pledge, specification, or delivery of Collateral, is true, accurate, and complete in all material respects.

     D. Each Advance for which the Member applies hereunder will be authorized by the terms and provisions of the Act and the Regulations. Any application for an Advance hereunder shall be deemed to be a representation by the Member that, as of the date of such application, the Member will be in compliance with the Collateral maintenance requirements specified pursuant to Section III.D.(1) after the funding of such Advance.

VI.  ASSIGNMENT OF INDEBTEDNESS AND SALE OF PARTICIPATIONS

     The Member hereby gives the Bank the full right, power, and authority to pledge or assign to any party all or part of the Indebtedness, together with all or any part of the Collateral, as security for Consolidated Federal Home Loan Bank Obligations issued pursuant to the provisions of the Act or for any other purpose authorized by the Act, the Regulations, or the Board. In the case of any such pledge assignment, the Bank shall have no further responsibility with respect to Collateral transferred to the pledgee or assignee, and all references herein to the "Bank" shall be read to refer also to the pledgee or assignee. The Member may not (voluntarily or involuntarily or by operation of law or otherwise) assign or transfer any of its rights or obligations hereunder or with respect to any Advances or Commitments without the express prior written consent of the Bank. The Bank may at any time sell, assign, grant participations in, or otherwise transfer to any other person, firm or corporation, including without limitation another Federal Home Loan Bank (a "participant"), all or part of the Indebtedness of the Member outstanding hereunder. The Member hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of the Member to the participant. The Member hereby authorizes the Bank and each participant, in case of default by the Member hereunder, to proceed directly, by right of set off, banker's lien, or otherwise, against any assets of the Member which may at the time of such default be in the respective hands of the Bank or any such participant The Member further agrees that the Bank may furnish any information pertaining to the Member which is in the possession of the Bank to any prospective participant to assist it in evaluating such participation provided that any non-public information reasonably designated in writing to the Bank by the Member as constituting non-public information shall be furnished to such prospective participant on a confidential basis.

VII. DISCRETION OF BANK TO GRANT OR DENY ADVANCES

     Nothing contained herein or in any documents describing or setting forth the Bank's Credit Program or credit policies shall be construed as an agreement or commitment on the part of the Bank to grant Advances or extend Commitments hereunder, or to enter into any other transaction, the right and power of the Bank in its discretion to either grant (with or without conditions) or deny any Advance or to extend any Commitment or enter into any other transaction requested hereunder being expressly reserved. Any determination by the Bank of the Borrowing Capacity of Collateral pledged hereunder shall not constitute a determination by the Bank that the Member may obtain Advances or Commitments in amounts up to such Borrowing Capacity or otherwise.

VIII.  AMENDMENT; WAIVERS

       No modification, amendment, or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless executed by the party against which such change is asserted and shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Member in any case shall entitle the Member to any other or further notice or demand in the same or similar or other circumstances. Any forbearance, failure, or delay by the Bank in exercising any right, power, or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by the Bank of any right, power, or remedy hereunder shall not preclude the further exercise thereof. Every right, power, and remedy of the Bank shall continue in full force and effect until specifically waived by the Bank in writing.

IX.    JURISDICTION; LEGAL FEES

       In any action or proceeding brought by the Bank or the Member in order to enforce any right or remedy under this Agreement, the parties hereby consent to, and agree that they will submit to, the jurisdiction of the United States District Court for the Northern District of California or, if such action or proceeding may not be brought in federal court, the jurisdiction of the Superior Court of the City and County of San Francisco to the exclusion of all other courts. The Member agrees that, if any action or proceeding is brought by the Member seeking to obtain any legal or equitable relief against the Bank under or arising out of this Agreement or any transaction contemplated hereby, and such relief is not granted by the final decision, after any and all appeals, of a court of competent jurisdiction, the Member will pay all attorneys' fees and other costs incurred by the Bank in connection therewith. The Member agrees to reimburse the Bank for all costs and expenses (including reasonable fees and out-of-pocket expenses of counsel for the Bank) incurred by the Bank in connection with the enforcement or preservation of the Bank's rights under this Agreement including, but not limited to, its rights in respect of any Collateral and the audit or possession thereof.

X.     APPLICABLE LAW; SEVERABILITY

       This Agreement and all Advances granted under this Agreement shall be governed by the statutory and common law of the United States and, to the extent federal law incorporates or defers to state law, the laws of the State of California (excluding however, the conflict of laws rules of such state). Notwithstanding the foregoing, the Uniform Commercial Code as in effect in the State of California shall be deemed applicable to this Agreement and to any Advance hereunder. In the event that any portion of this Agreement conflicts with applicable law, such conflict shall not affect other provisions of this Agreement that can be given effect without the conflicting provision, and to this end the provisions of this Agreement are declared to be severable.

XI.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Member and the Bank.

XII. NOTICES

     Any notice, advice, request, consent, or direction given, made, or withdrawn pursuant to this Agreement shall be in writing or by machine-readable electronic transmission, and shall be deemed to have been duly given to and received by a party hereto when it shall have been mailed to such party at its address given by first-class mail, or if given by hand or by machine-readable electronic transmission, when actually received by such party at its principal office.

     \\\\\\
     \\\\\\

XIII.  ENTIRE AGREEMENT

       This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior agreements between such parties that relate to such subject matter. Notwithstanding the above, Advances and Commitments made by the Bank to the Member prior to the execution of this Agreement shall continue to be governed by the terms of the Confirmation of Advance pursuant to which such Advances and Commitments were made, and otherwise by the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the Member and the Bank have caused this Agreement to be signed in their names by their duly authorized officers as of the date first above-mentioned.

       Pan American Bank, FSB            San Mateo, California
________________________________________________________________________________
Full Corporate Name of Member            Location of Member

/s/ LAWRENCE J. GRILL                    Lawrence J.  Grill, President
________________________________________________________________________________
Authorized Signature and Title           Name of Signer (Print or Type)

/s/ ROBERT WILSON                        Robert B. Wilson, EVP
________________________________________________________________________________
Authorized Signature and Title           Name of Signer (Print or Type)


FEDERAL HOME LOAN BANK OF SAN FRANCISCO

________________________________________________________________________________
By                                       Title

/s/ [SIGNATURE ILLEGIBLE]                      VP
________________________________________________________________________________
By                                       Title

/s/ [SIGNATURE ILLEGIBLE                       AVP
________________________________________________________________________________


Note: This form must be signed on behalf of the Member by one or two authorized signers, in accordance with the Member's authorizations on file with the Bank, and the accompanying acknowledgment form must be completed by a Notary Public.

Send to:  Federal Home Loan Bank of San Francisco
          600 California Street
          San Francisco, California 94108.
                    or
          P.O. Box 7948
          San Francisco, California 94120